SINCLAIR BROADCAST GROUP, INC.

                             STOCK OPTION AGREEMENT



                  THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of April 10, 1996, (the "Option date"), between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), and Barry Baker (the "Optionee").

                                    RECITALS

                  WHEREAS, the Company has adopted the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the "Plan") to reward certain key individuals for making major contributions to the Company and its subsidiaries by enabling them to acquire shares of Class A Common Stock, part value $.01 per share ("Common Stock"), of the Company;

                  WHEREAS, the Optionee and the Company have executed an Employment Agreement (the "Employment Agreement") of even date herewith, and

                  WHEREAS, as part of its inducement to the Optionee to enter into the Employment Agreement, the Company desires to grant the Optionee an option to purchase shares of Common Stock pursuant to the Plan and upon the terms and subject to the conditions hereinafter set forth:

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the foregoing premises, the parties to this Agreement agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company up to but not exceeding in the aggregate 1,382,435 shares of Common Stock at a price per share ("Exercise Price") equal to the average of the closing share prices of the Common Stock as reported on the NASDAQ National Market for the 21 trading days consisting of the Option Date and each of the ten trading days immediately prior to such date and each of the ten trading days immediately following such date, but in no event less than $21.00 per share, such number of shares and such price per share being subject to adjustment as provided in Section 13 of the Plan. The Company shall not (a) purchase, or take any actions designed or intended to influence the price of, Common Stock during such period, (b) permit any Smith Family Member (hereinafter defined) to purchase, or take any actions designed or intended to influence the price of, Common Stock during such period, or (c) ask or encourage any of its affiliates, associates or any other person to purchase, or take any action designed or intended to influence the price of, Common Stock during such period;

provided, however, that nothing contained in this Section shall be deemed to prohibit the Company from acting in the normal course of business to communicate with financial analysts or otherwise educate the market on the terms of the River City Acquisition (as defined in the Employment Agreement.) For purposes of this Agreement, "Smith Family Member" means David D. Smith, Frederick G. Smith,
J. Duncan Smith and Robert E. Smith and any of their respective parents, grandparents, children, grandchildren, aunts, uncles, nephews, nieces or first cousins and any trust or other entity which any such person individually, or collectively with another person or persons, controls.

                  2. Company Covenants. The Company represents that the Plan has been adopted by the Board of Directors of the Company and the Compensation Committee thereof. The Company agrees to recommend approval and to solicit proxies for the approval of the Plan by Sinclair's stockholders at the next meeting of the Company's stockholders, to be held no later than June 30, 1996, such that upon such approval, grants of options under the Plan will be treated as exempt purchases under Rule 16b-3 issued by the Securities Exchange Commission pursuant to Section 16 of the Exchange Act. The Company shall cause the Common Stock issuable upon exercise of the Option to be registered in a shelf registration statement pursuant to the Securities Act of 1933, as amended, and all other applicable federal securities laws and state securities or blue sky laws, shall cause such securities to be approved for quotation on the NASDAQ National Market, and shall bear all expenses in connection with such registration, quotation and compliance.

                  3. Relationship to Plan. The Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan, as amended from time to time, and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein or otherwise stated, capitalized terms shall have the same meanings ascribed to them under the Plan.

                  4.  Vesting and Exercise Schedules.

                           (a) The Option shall be vested with respect to 50% of
                  the aggregate number of shares of Common Stock subject to the Option immediately upon the occurrence of the First Closing, (as defined in the Employment Agreement). On the first anniversary of the First Closing, the Option shall vest with respect to an additional 25% of the aggregate number of shares of Common Stock subject to the Option. On the second anniversary of the First Closing, the Option shall vest with respect to the remaining balance of the aggregate number of shares subject to the Option.

                           (b) The  Option  shall  immediately  vest and  become
                  fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, in the event of:

                                    (i)     the Optionee's death;

                                    (ii)    the  Optionee's  Disability (as such
                                            term is defined  in Section  10.2 of
                                            the Employment Agreement);

                                    (iii)   the  termination  of  the  Agreement
                                            Term (as  defined in the  Employment
                                            Agreement), by the Company, not "for
                                            cause"  (as  defined in Section 9 of
                                            the Employment Agreement); or

                                    (iv)    the  termination  of  the  Agreement
                                            Term,   by  Optionee,   pursuant  to
                                            Section  10.3.1  of  the  Employment
                                            Agreement.

                           (c) If the Agreement  Term is  terminated  (i) by the
                  Company, "for cause" (as defined therein) or (ii) by Optionee, pursuant to Section 10.3.3 of the Employment Agreement, the Option shall terminate and be of no force and effect with respect to any shares of Common Stock as to which the Option has not previously vested.

                  5. Termination of Option. Unless earlier terminated pursuant to Section 4 hereof, the Option shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee on the tenth anniversary of the First Closing.

                  6. Exercise of Option. The Option may be exercised with respect to the shares of Common Stock then vested, in whole or in part, at any time on or prior to the tenth anniversary of the First Closing, regardless of the Optionee's service status, by written notice to the Company at its principal executive office, which notice shall (a) specify the number of shares with respect to which the Option is being exercised and the purchase price to be paid therefor; (b) if the person exercising this Option is not the Optionee himself; contain or be accompanied by satisfactory evidence of such person's right to exercise this Option; and (c) be accompanied by payment in full of the purchase price in cash or by a certified cashier's check to the order of the Company.

                  7. Transferability. The Option shall not be transferable except by will or by the laws of descent and distribution. During the Optionee's lifetime, the Option may be exercised only by the Optionee. No assignment or transfer of the Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in the Option.

                  8. Certain Payments. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Optionee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, but determined without regard to any Gross-Up Payment required under this Section 8) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Optionee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Optionee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Optionee of all income taxes (and any interest and penalties imposed with respect thereto), but excluding any Excise Tax imposed upon the Gross-Up Payment, the Optionee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  9. No Rights as Stockholder. The Optionee shall not have any rights as a stockholder of the Company with respect to any of the shares subject to the Option, except to the extent that such shares shall have been purchased and transferred to him.

                  10. No Right to Employment. The Option shall not confer on the Optionee any right to continue in the service of the Company or any of its subsidiaries or affect the right of the Company or any subsidiary to terminate Optionee's employment at any time; and nothing contained in this Agreement shall be deemed a waiver or modification of any provision contained in any agreement between the Optionee and the Company or any parent or subsidiary thereof . This Option shall not affect the right of the Company or any parent or subsidiary thereof to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

                  11. Dissolution or Merger. Upon the dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a transaction in which another individual or entity becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company, the unexercised portion of this Option shall terminate, but the Optionee shall have the right to exercise the unexpired and unexercised portion of this Option, whether vested or unvested, immediately prior to such event.

                  12. Withholding for Tax Purposes. Any amount of Common Stock that is payable or transferable to the Optionee hereunder may be reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended, or its successors, or any other federal, state or local tax withholding requirement. If the Optionee does not elect to satisfy withholding requirements in this fashion, the issuance of the shares of Common Stock payable or transferable to the Optionee hereunder shall be contingent upon the Optionee's satisfaction of any withholding obligations that may apply and the Optionee's presentation of evidence satisfactory to the Board that such withholding obligations have been satisfied.

                  13. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date that it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had therefore specified for receiving notices. Until changed in accordance herewith, the Company and the Optionee specify their respective addresses as set forth below:


                  Company:

                  Sinclair Broadcasting Group, Inc.
                  2000 West 41st Street
                  Baltimore, Maryland 21211
                  Attention:  Chief Executive Officer

                  with copy to:

                  Thomas & Libowitz, P.A.
                  The USF&G Tower
                  100 Light Street
                  Suite 1100
                  Baltimore, Maryland 21202-1053
                  Attention:  Steve A. Thomas, Esq.

                  Optionee:

                  Barry Baker
                  River City Broadcasting, L.P.
                  1215 Cole Street
                  St. Louis, Missouri 63106-3897

                  with a copy to:

                  Baker & Botts, L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201-2980
                  Attention:  Andrew M. Baker, Esq.

                  14. Amendment. Notwithstanding any other provision hereof, this Agreement may not be supplemented or amended from time to time without the consent of the Optionee.

                  15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland.

                  16. Counterparts. This Agreement may be executed in multiple counterparts. The Company and Optionee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.

                                            SINCLAIR BROADCAST GROUP, INC.


                                            By:  /s/ David D. Smith
                                                 -------------------------------
                                                     David D. Smith
                                                     Chief Executive Officer



                                            OPTIONEE


                                            By: /s/ Barry Baker
                                                --------------------------------
                                                     Barry Baker